Exhibit 4.8

THE WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS ("BLUE SKY LAWS"). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT OR THE SECURITIES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE BLUE SKY LAWS OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH BOTH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT NO REGISTRATION IS REQUIRED BECAUSE OF THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS, AND ASSURANCES THAT THE TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION WILL BE MADE ONLY IN COMPLIANCE WITH THE CONDITIONS OF ANY SUCH REGISTRATION OR EXEMPTION.


                       WARRANT FOR SHARES OF COMMON STOCK
                                       OF
                             PROUROCARE MEDICAL INC.


WARRANT NO. 24                                               PLYMOUTH, MINNESOTA
                                                                DECEMBER 2, 2004

      FOR VALUE RECEIVED, Artann Laboratories, Inc., or its successors or assigns (collectively, the "Holder"), is entitled to subscribe for and purchase from ProUroCare Medical Inc., a Nevada corporation (the "Company"), up to One Hundred Eighty Thousand (180,000) fully paid and nonassessable shares (the "Shares") of the Company's common stock, $.00001 par value (the "Common Stock"), at the exercise price of Two and No/100 Dollars ($2.00) per Share, subject to adjustment as herein provided (the "Exercise Price"). This Warrant may be exercised by the Holder at any time after the date hereof; provided, however, that the Holder shall in no event have the right to exercise this Warrant or any portion thereof after December 2, 2009, at which time all of the Holder's rights hereunder shall expire.

      This Warrant is subject to the following provisions, terms and conditions:

      1. Exercise of Warrant The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to any fractional shares of Common Stock), by written notice of exercise delivered to the Company prior to the intended date of exercise and by the surrender of this Warrant (properly endorsed if required) at the Company's principal office, and upon payment to it by certified check, bank draft or cash of the purchase price for such Shares. Such notice shall be substantially in the form of the subscription appearing at the end of this Warrant as Exhibit A, duly executed by the Holder, its agent or attorney. The Company agrees that the Shares so purchased shall be deemed to be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant has been exercised by payment to the Company of the purchase price. The Company shall deliver to the Holder within a reasonable time, not to exceed thirty (30) days after the exercise of this Warrant, certificates for the Shares so purchased and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, remaining unexercised. The Company may require that any such new Warrant or any certificate for shares purchased upon the exercise hereof bear a legend substantially similar to that which is contained on the face of this Warrant.

      2. Transferability of this Warrant This Warrant is issued upon the following terms, to which the Holder consents and agrees:

            (a) Until this Warrant is transferred on the books of the Company, the Company will treat the Holder of this Warrant, registered as such on the books of the Company, as the absolute owner hereof for all purposes without effect given to any notice to the contrary.

            (b) This Warrant may not be exercised, and this Warrant and the Shares underlying this Warrant shall not be transferable, except in compliance with all applicable state and federal securities laws, regulations and orders, and with all other applicable laws, regulations and orders.

            (c) The Warrant may not be transferred, and the Shares purchasable upon exercise of this Warrant, may not be transferred without the Holder obtaining an opinion of counsel, which opinion and counsel are satisfactory to the Company, stating that the proposed transaction will not result in a prohibited transaction under the Securities Act and applicable Blue Sky Laws. By accepting this Warrant, the Holder agrees to act in accordance with any conditions imposed on such transfer by any such opinion of counsel.

            (d) Any transfer of this Warrant shall be made by delivering written notice of the transfer to the Company together with an assignment substantially in the form of assignment appearing at the end of this Warrant as Exhibit B, duly executed by the Holder, its agent or attorney.

            (e) Neither the issuance of this Warrant nor the issuance of the Shares purchasable upon exercise of this Warrant have been registered under the Securities Act.

      3. Certain Covenants of the Company The Company hereby covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant shall, upon their issuance, be duly authorized and issued, fully paid and nonassessable shares of Common Stock, free from all taxes, liens and charges with respect to the issue hereof, except those that may be created by or imposed upon the Holder or its property; and, without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such actions as may be required to ensure that the par value per share of the Common Stock is at all times equal to or less than the Exercise Price per share issuable pursuant to this Warrant. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved, free of preemptive or other rights, a sufficient number of shares of its Common Stock to provide for the full exercise of the purchase rights evidenced by this Warrant.

      4. Adjustment of Exercise Price and Number of Shares The Exercise Price and number of Shares are subject to the following adjustments:

            (a) Stock Dividend, Stock Split or Stock Combination. If (i) the Company pays any dividends on any class of the Company's capital stock payable in Common Stock or securities convertible into or exercisable for Common Stock, (ii) the Company divides its then-outstanding shares of Common Stock into a greater number of shares, or (iii) the Company combines its outstanding shares of Common Stock, by reclassification or otherwise, then in any such event, the Exercise Price in effect immediately prior to such event shall be adjusted to a price (calculated to the nearest full cent) obtained by multiplying the number of shares of Common Stock outstanding immediately prior to such event by the Exercise Price in effect immediately prior to such event, and dividing by the total number of shares of Common Stock outstanding immediately after such event (the "Adjusted Exercise Price"). No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than $.05 per Share; provided, however that any such adjustment not required to be made shall be carried forward and made at the time, and together with, any subsequent adjustment(s) which shall amount to not less than $.05 per share.

            (b) Number of Shares Purchasable on Exercise of Warrants. Upon each adjustment of the Exercise Price, the Holder shall thereafter (until another such adjustment) be entitled to purchase, at the Adjusted Exercise Price, the number of shares of Common Stock (calculated to the nearest full share) obtained by multiplying the Shares purchasable under this Warrant immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment, and dividing by the Adjusted Exercise Price.

            (c) Notice of Adjustment. Upon any adjustment of the Exercise Price, the Company shall give written notice thereof by first-class mail, postage prepaid, addressed to each Holder as shown on the books of the Company within 30 days of the adjustment. Any such notice shall state the Adjusted Exercise Price and adjusted number of shares purchasable upon the exercise of the Warrant, and shall set forth in reasonable detail the methods of calculation of such adjustments and the facts upon which such calculations were based.

            (d) Effect of Reorganization,  Reclassification or Merger. If at any
      time while this Warrant is outstanding there should be (i) any reorganization of the Company's capital stock (other than splits or combinations of Common Stock contemplated by and provided for in Section 4(a)), (ii) any consolidation or merger of the Company with another corporation, limited liability company, partnership or other business entity, or any sale, conveyance, lease or other transfer by the Company of all or substantially all of its property to any other corporation, limited liability company, partnership or other business entity, which is effected in such a manner that the holders of Common Stock shall be entitled to receive cash, stock, securities or assets with respect to or in exchange for Common Stock, or (iii) any dividend or any other distribution upon any class of the Company's capital stock payable in capital stock of a different class, other securities of the Company, or other Company property (other than cash), then, as a part of such transaction, lawful provision shall be made so that the Holder shall have the right thereafter to receive, upon the exercise hereof, the number of shares of stock or other securities or property of the Company or of the successor entity resulting from a consolidation or merger, or of the entity to which the property of the Company has been sold, conveyed, leased or otherwise transferred, as the case may be, which the Holder would have been entitled to receive upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer, if this Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer. In any such case, appropriate adjustments (as determined by the Company's board of directors) shall be made in the application of the provisions of this Warrant to the end that the provisions set forth herein shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise of the Warrant as if the Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, such consolidation, merger, sale, conveyance, lease or other transfer and the Holder had carried out the terms of the exchange as provided for by such capital reorganization, consolidation or merger. The Company shall not effect any such capital reorganization, consolidation, merger or transfer unless, upon or prior to the consummation thereof, the successor entity or the entity to which the property of the Company has been sold, conveyed, leased or otherwise transferred shall assume in writing the obligation to deliver to the Holder such shares of stock, securities, cash or property which the Holder shall be entitled to purchase in accordance with the foregoing provisions.

      5. No Rights as Shareholder This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

      6. Governing Law This Warrant shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to its conflicts-of-law provisions.

      7. Amendments and Waivers The provisions of this Warrant may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given, unless the Company agrees in writing and has obtained the written consent of the Holder.

      8. Successors and Assigns All the terms and conditions of this Warrant shall be binding upon and inure to the benefit of the permitted successors and assigns of the Company and the Holder.

      9. Headings and References The headings of this Warrant are for convenience only and shall not affect the interpretation of this Warrant. Unless the context indicates otherwise, all references herein to Sections are references to Sections of this Warrant.

      10. Notices All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing. Notices sent to the Holder shall be mailed, hand delivered or faxed and confirmed to the Holder at his, her or its address set forth in the Company's records. Notices sent to the Company shall be mailed, hand delivered or faxed and confirmed to ProUroCare Medical Inc., One Carlson Parkway, Suite 124, Plymouth, Minnesota 55447, or to such other address as the Company or the Holder shall notify the other as provided in this Section.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on the date first set forth above.


                                        PROUROCARE MEDICAL INC.


                                        By   /s/ Michael P. Grossman
                                             -----------------------------------
                                             MICHAEL P. GROSSMAN,
                                             President and CEO


ATTEST:


By  /s/ Richard Thon
    -------------------------------------
    RICHARD THON, Chief Financial Officer

                                    EXHIBIT A

                                  SUBSCRIPTION

                  (To be signed only upon exercise of warrant)



      THE UNDERSIGNED, the holder of the warrant referenced below, hereby irrevocably elects to exercise the purchase right represented by such warrant for, and to purchase thereunder, _______________________________ shares of common stock of ProUroCare Medical Inc. to which such warrant relates, herewith makes payment of $_____________________ therefor in cash, or by certified check or bank draft, and hereby requests that a certificate evidencing the such shares be delivered to _______________________________________, whose address is set forth below the signature of the undersigned:



Dated:
        -------------------------------         --------------------------------
                                                (Signature)


                                                --------------------------------
                                                (Printed Name)


                                                --------------------------------
                                                (Address)


                                                --------------------------------
                                                (Address)





Warrant No. __, dated __________, 2004

                                    EXHIBIT B

                                   ASSIGNMENT

             (To be signed only upon authorized transfer of warrant)


      FOR VALUE RECEIVED, the undersigned hereby sells, assigns, transfers and conveys unto _________________________________ the right to purchase shares of common stock of ProUroCare Medical Inc. (the "Company") represented by the warrant referenced below, and hereby appoints _________________________________ as attorney to transfer said right on the books of the Company with full power of substitution in the premises.


Dated:
        -------------------------------         --------------------------------
                                                (Signature)


                                                --------------------------------
                                                (Printed Name)


                                                --------------------------------
                                                (Address)


                                                --------------------------------
                                                (Address)





Warrant No. __, dated __________, 2004